SCAN TO
VIEW MATERIALS & VOTE

TRADEUP GLOBAL CORPORATION
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TUGC2022SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D65503-Z81755 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

TRADEUP GLOBAL CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
1. **Proposal 1 – The Business Combination Proposal:** RESOLVED, as an ordinary resolution, that the entry into the Business Combination Agreement, dated as of September 27, 2021, as amended, included as Annex A-1, Annex A-2, Annex A-3 and Annex A-4 in the accompanying proxy statement/ prospectus (as amended, the "Business Combination Agreement"), among TradeUP Global Corporation, a Cayman Islands exempted company ("TradeUP" or the "Company"), TGC Merger Sub, a Cayman Islands exempted company and a wholly owned subsidiary of TradeUP ("Merger Sub"), and SAITECH Limited, a Cayman Islands exempted company ("SAI"), and the transactions contemplated thereby including, among other things, the merger of Merger Sub with SAI, with SAI surviving the merger as a wholly owned subsidiary of TradeUP and the other transactions contemplated by the Business Combination Agreement be confirmed, ratified and approved in all respects.	☐	☐	☐
2. **Proposal 2 – The Articles Amendment Proposal:** RESOLVED, as special resolutions: (a) that name of the Company be changed from TradeUP Global Corporation to SAI.TECH Global Corporation; and (b) that the second amended and restated memorandum and articles of associations, a copy of which is included as Annex B in accompanying proxy statement/prospectus, be and are hereby adopted as the memorandum and articles of association of the Company in substitution for and to the exclusion of the existing amended and restated memorandum and articles of association.	☐	☐	☐
3. **Proposal 3 – The Share Issuance Proposal:** RESOLVED, as an ordinary resolution, that for the purposes of complying with Nasdaq Listing Rule 5635, the issuance by TradeUP of an aggregate of up to 22,800,008 ordinary shares (including 11,120,303 New SAI Class A ordinary shares and 11,679,705 New SAI Class B ordinary shares) to the SAI shareholders pursuant to the Business Combination Agreement, be approved and adopted in all respects.	☐	☐	☐
4. **Proposal 4 – The Incentive Plan Proposal:** RESOLVED, as an ordinary resolution, that the SAI.TECH Global Corporation 2021 Equity Incentive Plan included as Annex C in accompanying proxy statement/prospectus and the material terms thereunder be approved and adopted.	☐	☐	☐
5. **Proposal 5 – The Adjournment Proposal:** RESOLVED, as an ordinary resolution, that the adjournment of the Extraordinary General Meeting of TradeUP Global Corp. (the "Meeting") to a later date or dates to be determined by the chairman of the Meeting, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting that more time is necessary or appropriate to approve one or more proposals of the Meeting be adopted and approved in all respects.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting:
The proxy statement is available at www.proxyvote.com.

D65504-Z81755

TRADEUP GLOBAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

EXTRAORDINARY GENERAL MEETING MEETING OF SHAREHOLDERS [__], 2022

The shareholder(s) hereby appoint(s) (Appointee) and (Appointee), or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of Tradeup Global Corporation that the shareholder(s) is/are entitled to vote at the Extraordinary General Meeting of Shareholders to be held at 9:00 a.m., Eastern Time on [__], 2022, at 437 Madison Ave., 27th Floor, New York, New York 10022, and virtually at www.virtualshareholdermeeting.com/TUGC2022SM, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5 ON THE REVERSE SIDE.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE